EX(h)(18)

October 9, 2024

To the Trustees of the John Hancock Group of Funds

200 Berkeley Street

Boston, MA 02116

Re:	Agreement to Waive Advisory Fees and Reimburse Expenses

John Hancock Variable Trust Advisers LLC (formerly John Hancock Investment Management Services, LLC) and John Hancock Investment Management LLC (formerly John Hancock Advisers, LLC) (collectively, the “Advisers”), each an investment adviser to the investment companies listed in Appendix A (collectively, the “John Hancock Funds”), hereby notify you as follows:

1. Each Adviser agrees to waive its management fee for a John Hancock Fund portfolio, as applicable, or otherwise reimburse the expenses of that portfolio as set forth below (the “Reimbursement”).

2. The Reimbursement shall apply to all John Hancock Fund portfolios in existence on the date of this Agreement, except those noted below, and to all future John Hancock Fund portfolios to which an Adviser agrees this Agreement should apply (the “Participating Portfolios”).

The Reimbursement shall not apply to the following John Hancock Variable Insurance Trust portfolios:

Each Managed Volatility Portfolio

Each Lifestyle Portfolio

The reimbursement shall not apply to the following John Hancock Funds II portfolios:

Each Preservation Blend Portfolio (formerly, the Multi-Index Preservation Portfolios)

Each Multimanager Lifestyle Portfolio

Each Lifestyle Blend Portfolio (formerly, the Multi-Index Lifestyle Portfolios)

Each Multimanager Lifetime Portfolio

Each Lifetime Blend Portfolio (formerly, the Multi-Index Lifetime Portfolios)

Alternative Asset Allocation Fund

The Reimbursement shall not apply to John Hancock Collateral Trust.

The Reimbursement shall not apply to the following John Hancock Strategic Series portfolios:

John Hancock Managed Account Shares Investment-Grade Corporate Bond Portfolio

John Hancock Managed Account Shares Securitized Debt Portfolio

John Hancock Managed Account Shares Non-Investment-Grade Corporate Bond Portfolio

John Hancock Managed Account Shares Non-Investment-Grade Municipal Bond Portfolio

John Hancock Managed Account Shares Bond Completion Portfolio

3. The Reimbursement shall equal on an annualized basis:

0.01% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $75 billion but is less than or equal to $125 billion;

0.0125% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $125 billion but is less than or equal to $150 billion;

0.0150% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $150 billion but is less than or equal to $175 billion;

0.0175% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $175 billion but is less than or equal to $200 billion;

0.02% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $200 billion but is less than or equal to $225 billion; and

0.0225% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $225 billion.

The amount of the Reimbursement shall be calculated daily and allocated among all the Participating Portfolios in proportion to the daily net assets of each such portfolio, except as noted. With respect to Participating Portfolios that pay advisory fees based on managed assets, “aggregate net assets” above is defined to include managed assets, as defined in each such Participating Portfolio’s respective Advisory Agreement. With respect to John Hancock Asset-Based Lending Fund, “daily net assets” as described above shall be calculated based on the prior month’s managed asset value and then adjusted as necessary following the end of each monthly period.

4. The Reimbursement with respect to each Participating Portfolio expires on July 31, 2026 unless renewed by mutual agreement of the John Hancock Funds and the Advisers based upon a determination that this is appropriate under the circumstances at the time.

5. This Agreement is effective as of October 9, 2024 and supersedes the prior Letter Agreement from the Adviser to the Trustees relating to the same subject matter.

Very truly yours,

John Hancock Variable Trust Advisers LLC

By:	/s/ Jay Aronowitz
Jay Aronowitz

John Hancock Investment Management LLC

By:	/s/ Jay Aronowitz
Jay Aronowitz

ACCEPTED BY:

John Hancock Asset-Based Lending Fund	John Hancock Investment Trust
John Hancock Asset Backed Securities Fund[1]	John Hancock Investment Trust II
John Hancock Bond Trust	John Hancock Investors Trust
John Hancock California Tax-Free Income Fund	John Hancock Multi Asset Credit Fund
John Hancock Capital Series	John Hancock Municipal Securities Trust
John Hancock Current Interest	John Hancock Preferred Income Fund
John Hancock Exchange-Traded Fund Trust	John Hancock Preferred Income Fund II
John Hancock Financial Opportunities Fund	John Hancock Preferred Income Fund III
John Hancock Funds II	John Hancock Premium Dividend Fund
John Hancock Funds III	John Hancock Sovereign Bond Fund
John Hancock Hedged Equity & Income Fund	John Hancock Strategic Series
John Hancock Income Securities Trust	John Hancock Tax-Advantaged Dividend Income Fund
John Hancock Variable Insurance Trust

[1]

At the October 9, 2024 meeting of the Board of Trustees of John Hancock Asset Backed Securities Fund, the Adviser notified the Board of, and the Board approved, the application of the Reimbursement for John Hancock Asset Backed Securities Fund, effective upon the launch of the John Hancock Asset Backed Securities Fund, anticipated on or about January 15, 2025.

On behalf of each of its series identified as a Participating Portfolio

By:	/s/ Kristie Feinberg
Kristie Feinberg

Appendix A

John Hancock Asset-Based Lending Fund	John Hancock Investment Trust
John Hancock Asset Backed Securities Fund[1]	John Hancock Investment Trust II
John Hancock Bond Trust	John Hancock Investors Trust
John Hancock California Tax-Free Income Fund	John Hancock Multi Asset Credit Fund
John Hancock Capital Series	John Hancock Municipal Securities Trust
John Hancock Current Interest	John Hancock Preferred Income Fund
John Hancock Exchange-Traded Fund Trust	John Hancock Preferred Income Fund II
John Hancock Financial Opportunities Fund	John Hancock Preferred Income Fund III
John Hancock Funds II	John Hancock Premium Dividend Fund
John Hancock Funds III	John Hancock Sovereign Bond Fund
John Hancock Hedged Equity & Income Fund	John Hancock Strategic Series
John Hancock Income Securities Trust	John Hancock Tax-Advantaged Dividend Income Fund
John Hancock Variable Insurance Trust

[1]

At the October 9, 2024 meeting of the Board of Trustees of John Hancock Asset Backed Securities Fund, the Adviser notified the Board of, and the Board approved, the application of the Reimbursement for John Hancock Asset Backed Securities Fund, effective upon the launch of the John Hancock Asset Backed Securities Fund, anticipated on or about January 15, 2025.